                                                                               .
                                                                               .
                                                                               .
       EXHIBIT 8.1

       LIST OF SUBSIDIARIES

       The following is a list of our significant subsidiaries and our proportion of ownership interest in each subsidiary:

                                                                                          % OF OWNERSHIP
                                                                                          --------------
       ORGANIZED UNDER THE LAWS OF GERMANY
       PrimaCom Verwaltungs GmbH .................................................................100.00
       PrimaCom Management  GmbH .................................................................100.00
       PrimaCom Network & Operations GmbH ........................................................100.00
       PrimaCom Region Dresden GmbH...............................................................100.00
       PrimaCom Region Dresden GmbH & Co. KG......................................................100.00
       Zweite Kabelvision Management Beteiligungs GmbH & Co. KG (1)...............................100.00
       PrimaCom Angelbachtal GmbH ................................................................100.00
       PrimaCom Angelbachtal GmbH & Co. KG .......................................................100.00
       PrimaCom Sudwest I GmbH ...................................................................100.00
       PrimaCom Sudwest I GmbH & Co. KG ..........................................................100.00
       PrimaCom Region Magdeburg GmbH & Co. KG ...................................................100.00
       PrimaCom Region Wiesbaden GmbH ............................................................100.00
       PrimaCom Aachen GmbH ......................................................................100.00
       PrimaCom Kabelprojekt GmbH.................................................................100.00
       PrimaCom Region Sudwest II GmbH ...........................................................100.00
       PrimaCom Projektmanagement GmbH & Co. KG...................................................100.00
       PrimaCom Region Leipzig GmbH & Co. KG (2)..................................................100.00
       PrimaCom Region Berlin GmbH & Co. KG ......................................................100.00
       PrimaCom Osnabruck Beteiligungs-GmbH........................................................76.00
       PrimaCom Osnabruck GmbH & Co. KG ...........................................................99.88
       PrimaCom Nord GmbH.........................................................................100.00
       PrimaCom Projektmanagement Verwaltungs GmbH ...............................................100.00
       KabelMedia Erste Fernsehkabelbeteiligungs Verwaltungs GmbH.................................100.00
       KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co. KG....................................100.00
       PrimaCom Berlin GmbH.......................................................................100.00
       Kabel-Fernsehen Leipzig Verwaltungs GmbH (3)...............................................100.00
       PrimaCom Region Schwerin GmbH & Co. KG.....................................................100.00
       PrimaCom Region Magdeburg GmbH.............................................................100.00
       PrimaCom Schwerin GmbH.....................................................................100.00
       RFH Regionalfernsehen Harz Verwaltungs-GmbH ...............................................100.00
       RFH Regionalfernsehen Harz GmbH & Co. KG...................................................100.00
       PrimaCom Mettlach GmbH & Co. KG ...........................................................100.00
       PrimaCom Nettetal GmbH & Co. KG ...........................................................100.00
       PrimaCom Stormarn GmbH & Co. KG............................................................100.00
       PrimaCom Verl GmbH & Co. KG ...............................................................100.00
       PrimaCom Hessen GmbH.......................................................................100.00
       PrimaCom Marketing & Development GmbH......................................................100.00
       PrimaCom Kabelbetriebsverwaltungsgesellschaft mbH..........................................100.00
       PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG Region Hoyerswerda.........................100.00
       PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG Region Leipzig.............................100.00
       PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG Region Plauen..............................100.00
       PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG Region Berlin..............................100.00
       PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG Region Sudwest.............................100.00
       PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG Region Nordwest............................100.00
       KABELCOM Halberstadt Gesellschaft fur Breitbandkabel-Kommunikation mbH......................72.60
       Decimus Beteiligungs- und Verwaltungsgesellschaft mbH......................................100.00
       PrimaCom Rheinland-Pfalz GmbH..............................................................100.00
       PrimaCom Niedersachsen GmbH................................................................100.00
       Telekommunikationsgesellschaft mbH - TKG Eisenhuttenstadt..................................100.00
       TV Halle Fernsehgesellschaft mbH............................................................25.00
       MDF 1 Lokales Fernsehen Magdeburg GmbH......................................................24.50

                                                                                          % OF OWNERSHIP
                                                                                          --------------

       primaTV broadcasting GmbH (4)..............................................................100.00


                                                                                          % OF OWNERSHIP
                                                                                          --------------

       ORGANIZED UNDER THE LAW OF THE NETHERLANDS
       PrimaCom Netherlands Holding B.V...........................................................100.00
       N.V. Multikabel.............................................................................99.95
       Communikabel Holding B.V....................................................................99.95
       Noord-Holland Digitaal B.V..................................................................99.95
       Mediakabel B.V..............................................................................15.71
       Educatief Net B.V............................................................................5.10
       Communikabel N.V............................................................................99.95
       QuickNet B.V................................................................................99.95

       (1) not yet effective merger to PrimaCom Region Dresden GmbH & Co. KG as of October 10, 2001

       (2) not yet effective merger to PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG Region Leipzig as of December 31, 2002

       (3) not yet effective merger to PrimaCom Management GmbH as of December 31, 2002

       (4)  by fiduciary